EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 11/22/2023
INSIGHT VENTURE ASSOCIATES IX, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 11/22/2023
INSIGHT VENTURE ASSOCIATES IX, L.P. By: Insight Venture Associates IX, Ltd., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 11/22/2023
INSIGHT VENTURE PARTNERS IX, L.P.
By:     Insight Venture Associates IX, L.P., its general partner
By:     Insight Venture Associates IX, Ltd. its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Attorney-in-Fact

Date: 11/22/2023
INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By:     Insight Venture Associates IX, L.P., its general partner
By:     Insight Venture Associates IX, Ltd. its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Attorney-in-Fact

Date: 11/22/2023
INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By:      Insight Venture Associates IX, L.P., its general partner
By:     Insight Venture Associates IX, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Attorney-in-Fact

Date: 11/22/2023
INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By:      Insight Venture Associates IX, L.P., its general partner
By:     Insight Venture Associates IX, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Attorney-in-Fact
Date: 11/22/2023